Exhibit 99.1

Tidewater to Present at the Credit Suisse 20th Annual Energy Summit

NEW ORLEANS, February 19, 2015 –Tidewater Inc. (NYSE: TDW) announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Credit Suisse 20th Annual Energy Summit in Vail, Colorado on Thursday, February 26, 2015, at approximately 8:35 a.m. Mountain time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on February 26, 2015, at approximately 9:35 a.m. Mountain time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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